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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-102800) of Durban Roodepoort Deep, Limited, as filed with the Securities and Exchange Commission on September 30, 2003, of our report dated June 16, 2004 relating to the combined financial statements of Mineral Resources Porgera Limited and Orogen Minerals (Porgera) Limited as of and for the years ended December 31, 2002 and 2001, which appears in this Current Report on Form 6-K of Durban Roodepoort Deep, Limited dated October 1, 2004.

DELOITTE TOUCHE TOHMATSU
Port Moresby, Papua New Guinea
October 1, 2004

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  Exhibit 23.1